Exhibit 10.5

EXCHANGE AGREEMENT

among

RAIT FINANCIAL TRUST

and

TABERNA PREFERRED FUNDING VIII, LTD.

Dated as of October 5, 2011

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is made and entered into as of this 5th day of October, 2011 by and among RAIT FINANCIAL TRUST, a Maryland real estate investment trust (the “Company”) and TABERNA PREFERRED FUNDING VIII, LTD. (“Taberna”).

RECITALS

A. Taberna is the holder of those certain securities described on Exhibit A attached hereto (collectively the “Exchanged Securities”).

B. The Company and Wilmington Trust, National Association (the “Indenture Trustee”) have entered into that certain Indenture (the “New Indenture”) pursuant to which the Company proposes to issue One Hundred Million Dollars ($100,000,000) in aggregate principal amount of Senior Secured Notes, which notes shall be issued to the Taberna as follows (collectively, the “Senior Secured Notes”):

(i)	Senior Secured Note No. 1 due April 30, 2017 in the original principal amount of $25,000,000 issued by the Company, a copy of which is attached hereto as Exhibit B-1 (“Note 1”);

(ii)	Senior Secured Note No. 2 due October 30, 2017 in the original principal amount of $25,000,000 issued by the Company, a copy of which is attached hereto as Exhibit B-2 (“Note 2”);

(iii)	Senior Secured Note No. 3 due October 30, 2018 in the original principal amount of $25,000,000 issued by the Company, a copy of which is attached hereto as Exhibit B-3 (“Note 3”); and

(iv)	Senior Secured Note No. 4 due April 30, 2019 in the original principal amount of $25,000,000 issued by the Company, a copy of which is attached hereto as Exhibit B-4 (“Note 4”);

C. On the Closing Date and on the terms and subject to the conditions set forth in this Agreement, the Company has requested and Taberna has agreed to exchange the Senior Secured Notes for the Exchanged Securities.

NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions herein set forth, the parties hereto agree as follows:

1. Recitals; Definitions.

(a) Recitals. All of the recitals are hereby incorporated by reference as if fully set forth herein.

(b) Definitions. This Agreement, the New Indenture and the Senior Secured Notes and all documents executed and delivered in connection with the foregoing are collectively referred to herein as the “Operative Documents.” All other capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed thereto in the New Indenture. “Actual Knowledge” means the actual knowledge of the applicable person or entity without due inquiry or investigation whatsoever.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. §§101 et seq., as amended.

“Benefit Plan” means an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Code or any entity whose assets include (for purposes of U.S. Department of Labor Regulations Section 2510.3-101 or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“CDO Trustee” has the meaning set forth in Section 2(c)(i).

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated under it.

“Closing Date” has the meaning set forth in Section 2(c).

“Closing Room” has the meaning set forth in Section 2(c).

“Collateral Manager” has the meaning set forth in Section 2(c)(i).

“Company” has the meaning set forth in the introductory paragraph hereof.

“Commission” has the meaning set forth in Section 4(v).

“Designated Officer” has the meaning set forth in Section 3(b).

“Eligible Pledgee” has the meaning set forth in Section 5(d).

“Equity Interests” means with respect to any Person (a) if such a Person is a partnership, the partnership interests (general or limited) in a partnership, (b) if such Person is a limited liability company, the membership interests in a limited liability company and (c) if such Person is a corporation, the shares or stock interests (both common stock and preferred stock) in a corporation.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated under it.

“Exchange” has the meaning set forth in Section 2(c).

“Exchange Act” has the meaning set forth in Section 4(j).

“Exchanged Securities” has the meaning set forth in the Recitals.

“Financial Statements” has the meaning set forth in Section 4(w).

“GAAP” has the meaning set forth in Section 4(w).

“Governmental Entities” has the meaning set forth in Section 4(o).

“Governmental Licenses” has the meaning set forth in Section 4(r).

“Holder” has the meaning set forth in the New Indenture.

“Impairment” means any claim, counterclaim, setoff, defense, action, demand, litigation (including administrative proceedings or derivative actions), encumbrance, right (including expungement, avoidance, reduction, contractual or equitable subordination, or otherwise) or defect.

“Indemnified Party” has the meaning set forth in Section 8(a). “Indemnified Parties” shall have the correlative meaning.

“Indenture Trustee” has the meaning set forth in the Recitals.

“Investment Company Act” has the meaning set forth in Section 4(j).

“Lien” has the meaning set forth in Section 4(o).

“Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), earnings, business or assets of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions occurring in the ordinary course of business.

“Material Adverse Change” has the meaning set forth in Section 3(e)(ii).

“New Indenture” has the meaning set forth in the Recitals.

“Note 1” has the meaning set forth in the Recitals.

“Note 2” has the meaning set forth in the Recitals.

“Note 3” has the meaning set forth in the Recitals.

“Note 4” has the meaning set forth in the Recitals.

“Regulation D” has the meaning set forth in Section 4(h).

“REIT” has the meaning set forth in Section 4(c).

“Repayment Event” has the meaning set forth in Section 4(o).

“Rule 144A(d)(3)” has the meaning set forth in Section 4(j).

“Securities Act” means the Securities Act of 1933, 15 U.S.C. §§77a et seq., as amended, and the rules and regulations promulgated under it.

“Senior Secured Notes” has the meaning set forth in the Recitals.

“Significant Subsidiary” means, as of any date of determination, a Subsidiary of the Company that would constitute a “significant subsidiary” of the Company as such term is defined under Rule 1-02(w) of Regulation S-X of the Exchange Act as in effect on the date of this Indenture; provided that it shall not include (a) any entity consolidated by the Company where the Company holds 50% or less of the voting power of such entity or (b) any bankruptcy remote, special purpose entity, used to securitize assets and consolidated by the Company, whose indebtedness is without recourse to the Company. “Significant Subsidiaries” means, collectively, each and every Significant Subsidiary.

“Subsidiary” has the meaning set forth in Regulations S-X under the Exchange Act.

“Taberna” has the meaning set forth in the introductory paragraph hereof.

“Taberna Entities” has the meaning set forth in Section 4(e).

“Taberna Transferred Rights” means any and all of Taberna’s right, title, and interest in, to and under the Exchanged Securities, together with the following:

(i) all amounts payable to Taberna under the Exchanged Securities;

(ii) all claims (including “claims” as defined in Section 101(5) of the Bankruptcy Code), suits, causes of action, and any other right of Taberna, whether known or unknown, that in any way is based upon, arises out of or is related to the Exchanged Securities;

(iii) all guarantees and all collateral and security of any kind for or in respect of the foregoing;

(iv) all cash, securities, or other property, and all setoffs and recoupments, to be received, applied, or effected by or for the account of Taberna under the Exchanged Securities, other than fees, costs and expenses expressly payable to Taberna hereunder; and

(v) all proceeds of the foregoing.

“Tax” has the meaning set forth in Section 4(dd).

“Tax Return” has the meaning set forth in Section 4(dd).

2. Exchange of Exchanged Securities for Senior Secured Notes.

(a) Upon execution and delivery of this Agreement, Company and Taberna hereby irrevocably agree to consummate the Exchange in accordance with the terms herein, subject to no conditions other than those expressly set forth herein.

(b) On the Closing Date, the Company agrees to issue the Senior Secured Notes pursuant to the New Indenture and has requested that Taberna accept such Senior Secured Notes in exchange for the Exchanged Securities, and Taberna hereby agrees to accept such Senior Secured Notes on the Closing Date in exchange for the Exchanged Securities upon the terms and conditions set forth herein.

(c) The closing of the exchange contemplated herein shall occur at the offices of Nixon Peabody, LLP in New York, New York (the “Closing Room”), or such other place as the parties hereto and the Indenture Trustee shall agree, at 9:00 a.m. New York time, on the date hereof or such later date as the parties may agree (such date and time of delivery the “Closing Date”). The Company and Taberna hereby agree that the exchange (the “Exchange”) will occur in accordance with the following requirements:

(i) Taberna Capital Management, LLC (as collateral manager for Taberna (the “Collateral Manager”)) shall have delivered an issuer order instructing the trustee (in such capacity, a “CDO Trustee”) under the applicable indenture pursuant to which such CDO Trustee serves as trustee for Taberna to exchange the Exchanged Securities for the Senior Secured Notes.

(ii) An original of each of the Senior Secured Notes shall have been delivered to the Closing Room, a copy of each of the Senior Secured Notes shall have previously been made available for inspection, if so requested.

(iii) The Company shall have directed the Indenture Trustee to authenticate each of the Senior Secured Notes and deliver the Senior Secured Notes to the applicable CDO Trustee.

(iv) The Indenture Trustee shall have authenticated each of the Senior Secured Notes in accordance with the terms of the New Indenture and delivered the Senior Secured Notes as provided above.

(v) CDO Trustee shall have caused the Exchanged Securities to be transferred to the Company.

(vi) Upon the occurrence of the events described in clauses (i) through (v) above and all of the conditions precedent set forth in Section 3 hereof, the Company and Taberna shall consummate the Exchange and (A) Taberna hereby irrevocably transfers, assigns, grants and conveys the Exchanged Securities and the related Taberna Transferred Rights to the Company and the Company assumes all rights and obligations of Taberna with respect to the Exchanged Securities and the Taberna Transferred Rights and (B) each Holder shall be entitled to all of the rights, title and interest of a Holder of the Senior Secured Notes under the terms of the Senior Secured Notes, the New Indenture and any other Operative Documents.

(vii) The Company shall have paid to the Indenture Trustee and the Collateral Manager all of such party’s legal fees, costs and other expenses in connection with the Exchange.

(viii) Original executed counterparts of the Operative Documents shall be delivered to the parties thereto along with all opinions, certificates and other documents required pursuant thereto and hereto.

3. Conditions Precedent. The obligations of the parties under this Agreement are subject to the following conditions precedent:

(a) The representations and warranties contained herein shall be accurate as of the Closing Date.

(b) The Company shall have furnished to the Indenture Trustee and the Holders of the Senior Secured Notes a certificate signed by the Company’s Chief Executive Officer, President, an Executive Vice President, Chief Financial Officer, Treasurer or Chief Operations Officer or Chief Accounting Officer (each a “Designated Officer”), dated the Closing Date, addressed to the Holders of the Senior Secured Notes, in substantially the form set out in Exhibit A of the New Indenture.

(c) Taberna shall have been furnished the opinion of the Nixon Peabody LLP, dated as of the Closing Date, addressed to Taberna and the Indenture Trustee, in substantially the form set out in Annex B hereto.

(d) Taberna shall have received the certificate of the Indenture Trustee, dated as of the Closing Date, addressed to Taberna, in substantially the form set out in Annex C hereto.

(e) The Company shall have furnished to Taberna a certificate of the Company, signed by any Designated Officer, dated as of the Closing Date, as to (i) and (ii) below:

(i) the representations and warranties in this Agreement and the New Indenture are true and correct on and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

(ii) since the date of the latest Financial Statements, there has been no material adverse change in the condition (financial or other), earnings, business or assets of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions occurring in the ordinary course of business (a “Material Adverse Change”).

(f) Prior to the Closing Date, the Company shall have furnished to Taberna and its counsel such further information, certificates and documents as Taberna or its counsel may reasonably request.

If any of the conditions specified in this Section 3 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions, certificates and documents mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to Taberna or its counsel, this Agreement and any obligations of Taberna hereunder, whether as holder of the Exchanged Securities or as prospective Holder of the Senior Secured Notes, may be canceled at, or at any time prior to, the Closing Date by Taberna. Notice of such cancellation shall be given to the Company in writing or by telephone and confirmed in writing, or by e-mail or facsimile.

Each certificate signed by any officer of the Company and delivered to Taberna or Taberna’s counsel in connection with the Operative Documents and the transactions contemplated hereby and thereby shall be deemed to be a representation and warranty of the Company and not by such officer in any individual capacity.

4. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with Taberna, as holder of the Exchanged Securities and with the Holders of the Senior Secured Notes, as follows:

(a) It (i) is duly organized and validly existing under the laws of Maryland, (ii) is in good standing under such laws and (iii) has full power and authority to execute, deliver and perform its obligations under this Agreement and the other Operative Documents.

(b) It is an “accredited investor” as defined in Rule 501 under the Securities Act, and it is not acquiring the Exchanged Securities or the Taberna Transferred Rights with a view towards the sale or distribution thereof in violation of the Securities Act.

(c) The Company is organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under Sections 856-860 of the Code and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost.

(d) The Company (i) has no current intention to initiate any bankruptcy or insolvency proceedings and (i) has not entered into the Operative Documents with the actual intent to hinder, delay, or defraud any creditor. None of the New Indenture, the Senior Secured Notes or the Exchange is subject to any Impairment.

(e) It (i) is a sophisticated entity with respect to the Exchange, (ii) has sufficient knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the Exchange and (iii) has independently and without reliance upon Taberna, the Holder, the CDO Trustee, the Collateral Manager or the Indenture Trustee (collectively, the “Taberna Entities”), and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that it has relied upon Taberna’s express representations, warranties, covenants and agreements in this Agreement. The Company acknowledges that none of the Taberna Entities has given it any investment advice, credit information or opinion on whether the Exchange is prudent.

(f) It has not engaged any broker, finder or other entity acting under the authority of it or any of its affiliates that is entitled to any broker’s commission in connection with the transaction for which the Taberna Entities or any of their affiliates could be responsible.

(g) No interest in the Taberna Transferred Rights is being acquired by or on behalf of an entity that is, or at any time while the Taberna Transferred Rights are held thereby will be, one or more Benefit Plans.

(h) Neither the Company nor any of its “Affiliates” (as defined in Rule 501(b) of Regulation D (“Regulation D”) under the Securities Act), nor any person acting on its or their behalf, has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Senior Secured Notes under the Securities Act.

(i) Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Senior Secured Notes.

(j) None of the Senior Secured Notes (i) are or has been listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted on a U.S. automated inter-dealer quotation system or (ii) are of an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under Section 8 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Senior Secured Notes otherwise satisfy the eligibility requirements of Rule 144A(d)(3) promulgated pursuant to the Securities Act (“Rule 144A(d)(3)”).

(k) Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf, has engaged, or will engage, in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to the Senior Secured Notes.

(l) The Company is not, and immediately following consummation of the transactions contemplated hereby, will not be, an “investment company” or an entity “controlled” by an “investment company,” in each case within the meaning of Section 3(a) of the Investment Company Act.

(m) Each of this Agreement and the New Indenture and the consummation of the transactions contemplated herein and therein have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by Taberna and/or the Indenture Trustee, as applicable, will be a legal, valid and binding obligations of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(n) The Senior Secured Notes have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered to the Indenture Trustee for authentication in accordance with the New Indenture and, when authenticated in the manner provided for in the New Indenture and delivered to Taberna, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(o) Neither the issue of the Senior Secured Notes and exchange of the Senior Secured Notes for the Exchanged Securities, nor the execution and delivery of and compliance with the Operative Documents by the Company, nor the consummation of the transactions contemplated herein or therein, (i) will conflict with or constitute a violation or breach of (x) the charter or bylaws or similar organizational documents of the Company or any Significant Subsidiary of the Company or (y) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Significant Subsidiaries or their respective properties or assets (collectively, the “Governmental Entities”), (ii) will conflict with or constitute a violation or breach of, or a default or Repayment Event (as defined below) under, or, except in connection with the Operative Documents, result in the creation or imposition of any pledge, security interest, claim, lien or other encumbrance of any kind (each, a “Lien”) upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which (A) the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound, or (B) to which any of the property or assets of any of them is subject, or any judgment, order or decree of any court, Governmental Entity or arbitrator, except, in the case of clause (i)(y) or this clause (ii), for such conflicts, breaches, violations, defaults, Repayment Events or Liens which (X) would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents and (Y) would not, singly or in the aggregate, have a Material Adverse Effect or (iii) will require the consent, approval, authorization or order of any court or Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries prior to its scheduled maturity.

(p) The Company has all requisite power and authority to own, lease and operate its properties and assets and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

(q) The Significant Subsidiaries are listed in Schedule 1 attached hereto. Each Significant Subsidiary is an entity duly and properly incorporated or organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized or formed, with all requisite power and authority to own, lease and operate its properties and conduct the business it transacts, except where the failure to be in good standing would not, singly or in the aggregate, have a Material Adverse Effect. Each Significant Subsidiary is duly qualified to transact business as a foreign corporation, partnership or limited liability company, as applicable, and is in good standing in each jurisdiction where the nature of its activities requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

(r) The Company and each of the Company’s Significant Subsidiaries hold all necessary approvals, authorizations, orders, licenses, consents, registrations, qualifications, certificates and permits (collectively, the “Governmental Licenses”) of and from Governmental Entities necessary to conduct their respective businesses as now being conducted, and neither the Company nor any of the Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Government License, except where the failure to be so licensed or approved or the receipt of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure of such Governmental Licenses to be in full force and effect, would not, singly or in the aggregate, have a Material Adverse Effect; and the Company and its Significant Subsidiaries are in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents, except where the failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect.

(s) All of the issued and outstanding Equity Interests of the Company and each of its Significant Subsidiaries are validly issued, fully paid and non-assessable; except with respect to the Significant Subsidiaries that are issuers of collateralized debt obligations, all of the issued and outstanding Equity Interests of each Significant Subsidiary of the Company is owned by the Company, directly or through Subsidiaries, free and clear of any Lien, claim or equitable right; and none of the issued and outstanding Equity Interests of the Company or any Significant Subsidiaries was issued in violation of any preemptive or similar rights arising by operation of law, under the charter, by-laws certificate of formation, limited liability company agreement, certificate of limited partnership, agreement of limited partnership or similar organizational document of such entity or under any agreement to which the Company or any of its Significant Subsidiaries is a party.

(t) Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its respective charter, by-laws certificate of formation, limited liability company agreement, certificate of limited partnership, agreement of limited partnership or similar organizational document or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any such Subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clause (ii), where such violation or default would not, singly or in the aggregate, have a Material Adverse Effect.

(u) Other than as set forth in the filings of the Company filed with the Commission, there is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to the Actual Knowledge of the Company after due inquiry, threatened against or affecting the Company or any of its Subsidiaries, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents or have a Material Adverse Effect.

(v) The accountants of the Company who certified the Financial Statements (defined below) are independent public accountants of the Company and its Subsidiaries within the meaning of the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder.

(w) The audited consolidated financial statements (including the notes thereto) and schedules of the Company and its consolidated Subsidiaries for the fiscal year ended December 31, 2010 (the “Financial Statements”) provided to Taberna are the most recent available audited consolidated financial statements of the Company and its consolidated

Subsidiaries, respectively, and fairly present in all material respects, in accordance with U.S. generally accepted accounting principles (“GAAP”), the financial position of the Company and its consolidated Subsidiaries, and the results of operations and changes in financial condition as of the dates and for the periods therein specified. Such consolidated financial statements and schedules have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as otherwise noted therein).

(x) Other than as set forth in the filings of the Company filed with the Commission, neither the Company nor any of its Subsidiaries has any material liability, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company or any of its Subsidiaries that could give rise to any such liability), except for (i) liabilities set forth in the Financial Statements and (ii) normal fluctuations in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the Company and all of its Subsidiaries since the date of the most recent balance sheet included in such Financial Statements.

(y) Since the date of the Financial Statements, there has not been (A) any Material Adverse Change or (B) any dividend or distribution of any kind declared, paid or made by the Company on any class of its Equity Interests, other than annual and regular quarterly dividends on the Company’s Equity Interests.

(z) The documents of the Company filed with the Commission in accordance with the Exchange Act, from and including the commencement of the fiscal year covered by the Company’s most recent Annual Report on Form 10-K, at the time they were or hereafter are filed by the Company with the Commission (collectively, the “1934 Act Reports”), complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, at the date of this Agreement and on the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and other than such instruments, agreements, contracts and other documents as are filed as exhibits to the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, there are no instruments, agreements, contracts or documents required to be filed pursuant to Item 601 of Regulation S-K promulgated by the Commission to which the Company or any of its Subsidiaries is a party. The Company is in compliance in all material respects with all currently applicable requirements of the Exchange Act that were added by the Sarbanes-Oxley Act of 2002, as amended, except for such failure to comply which would not reasonably be expected to have a Material Adverse Effect.

(aa) No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the Actual Knowledge of the Company, is imminent, except those which would not, singly or in the aggregate, have a Material Adverse Effect.

(bb) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Company of its obligations under the Operative Documents or the consummation by the Company of the transactions contemplated by the Operative Documents.

(cc) The Company and each of its Significant Subsidiaries has good and marketable title to all of its respective real and personal property, in each case free and clear of all Liens and defects, except for those that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and all of the leases and subleases under which the Company or any of its Significant Subsidiaries holds properties are in full force and effect, except where the failure of such leases and subleases to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its Significant Subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Significant Subsidiary under any such leases or subleases, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect.

(dd) Other than as set forth in the filings of the Company filed with the Commission, the Company and each Significant Subsidiary has timely and duly filed all Tax Returns (as defined below) required to be filed by them, and all such Tax Returns are true, correct and complete in all material respects, except for such failures to timely file or inaccuracies that would not, singly or in the aggregate, have a Material Adverse Effect. The Company and each of the Significant Subsidiaries have timely and duly paid in full all Taxes required to be paid by them (whether or not such amounts are shown as due on any Tax Return), except for such failures to timely and duly pay that would not, singly or in the aggregate, have a Material Adverse Effect. To the Actual Knowledge of the Company, there are no federal, state, or other Tax audits or deficiency assessments proposed or pending with respect to the Company or and Significant Subsidiary, and to the Actual Knowledge of the Company, no such audits or assessments are threatened, except for audits or assessments that would not, singly or in the aggregate, have a Material Adverse Effect. As used herein, the terms “Tax” or “Taxes” mean (i) all federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Governmental Entity, and (ii) all liabilities in respect of such amounts arising as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, as a successor to another person or by contract. As used herein, the term “Tax Returns” means all federal, state, local, and foreign Tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto filed or required to be filed with any Governmental Entity.

(ee) Interest payable by the Company on the Senior Secured Notes is deductible by the Company for United States federal income tax purposes. To the Actual Knowledge of the Company, there are no rulemaking or similar proceedings before the United States Internal Revenue Service or comparable federal, state, local or foreign government bodies which involve or affect the Company or any Subsidiary, which, if the subject of an action unfavorable to the Company or any Subsidiary, could result in a Material Adverse Effect.

(ff) The books, records and accounts of the Company and its Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its Subsidiaries. The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(gg) The Company and its Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts in all material respects as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions contemplated hereby, including but not limited to, real or personal property owned or leased against theft, damage, destruction, act of vandalism and all other risks customarily insured against. All policies of insurance and fidelity or surety bonds insuring the Company or any of its Significant Subsidiaries of the Company’s or its Significant Subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect. The Company and each of the Significant Subsidiaries are in compliance with the terms of such policies and instruments in all material respects. Neither the Company nor any Significant Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Within the past twelve months, neither the Company nor any Significant Subsidiary has been denied any insurance coverage it has sought or for which it has applied.

(hh) To the Actual Knowledge of the Company, the Company, its Subsidiaries or any person acting on behalf of the Company and/or its Subsidiaries including, without limitation, any director, officer, manager, agent or employee of the Company or its Subsidiaries has not, directly or indirectly, while acting on behalf of the Company and/or its Subsidiaries (i) used any corporate, partnership or company funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate, partnership or company funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

(ii) The information provided by the Company pursuant to the Operative Documents does not, as of the date hereof, and will not as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5. Representations and Warranties of Taberna. Taberna, for itself, represents and warrants to, and agrees with, the Company as follows:

(a) It is a company duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated with all requisite (i) power and authority to execute, deliver and perform under the Operative Documents to which it is a party, to make the representations and warranties specified herein and therein and to consummate the transactions contemplated in the Operative Documents.

(b) This Agreement and the consummation of the transactions contemplated herein has been duly authorized by it and, on the Closing Date, will have been duly executed and delivered by it and, assuming due authorization, execution and delivery by the Company and the Indenture Trustee of the Operative Documents to which each is a party, will be a legal, valid and binding obligation of Taberna, enforceable against Taberna in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(c) No filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any Governmental Entity or any other Person, other than those that have been made or obtained, is necessary or required for the performance by Taberna of its obligations under this Agreement or to consummate the transactions contemplated herein.

(d) It is a “Qualified Holder” as such term is defined in Section 2(a)(51) of the Investment Company Act and a “Qualified Institutional Buyer” as that term is defined in Rule 144A promulgated under the Securities Act and is otherwise eligible to be a pledgee of the collateral securing the Senior Secured Notes under the indentures for, or other documents evidencing, the collateral (an “Eligible Pledgee”).

(e) Taberna is the legal and beneficial owner of the Exchanged Securities and the related Taberna Transferred Rights and shall deliver the Exchanged Securities free and clear of any Lien created by Taberna.

(f) There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to its Actual Knowledge, threatened against or affecting it, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents.

(g) Intentionally Omitted.

(h) It is aware that the Senior Secured Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to “U.S. persons” (as defined in Regulation S under the Securities Act) except in accordance with Rule 903 of Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

(i) It is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the Securities Act. Without characterizing the Senior Secured Notes as “security” within the meaning of applicable securities laws, it has not made any offers to sell, or solicitations of any offers to buy, all or any portion of the Senior Secured Notes in violation of any applicable securities laws.

(j) Neither it nor any of its Affiliates, nor any person acting on its or its Affiliate’s behalf has engaged, or will engage, any form of “general solicitation or general advertising” (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Senior Secured Notes.

(k) It understands and acknowledges that (i) no public market exists for the Senior Secured Notes and that it is unlikely that a public market will ever exist for the Senior Secured Notes, (ii) it is acquiring the Senior Secured Notes for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Senior Secured Notes pursuant to an effective registration statement under the Securities Act or pursuant to an exemption therefrom or in a transaction not subject thereto, and it agrees to the legends and transfer restrictions applicable to the Senior Secured Notes contained in the New Indenture and (iii) it has had the opportunity to ask questions of, and receive answers and request additional information from, the Company and is aware that it may be required to bear the economic risk of an investment in the Senior Secured Notes.

(l) It has not engaged any broker, finder or other entity acting under its authority that is entitled to any broker’s commission in connection with this Agreement and the consummation of transactions contemplated in this Agreement and the New Indenture for which the Company could be responsible.

(m) It (i) is a sophisticated entity with respect to the Exchange, (ii) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the Exchange and (iii) has independently and without reliance upon the Company or any of its affiliates (other than the Collateral Manager), and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that it has relied upon the Company’s express representations, warranties, covenants and agreements in the Operative Documents and the other documents delivered by the Company in connection therewith.

Except as expressly stated in this Agreement, Taberna makes no representations or warranties, express or implied, with respect to the Exchange, the Taberna Transferred Rights, the Securities, the Exchanged Securities, the Senior Secured Notes or any other matter.

6. Covenants and Agreements of the Company. The Company agrees with Taberna and the Holders as follows:

(a) The Company will arrange for the qualification of the Senior Secured Notes for sale under the laws of such jurisdictions as the Holders of the Senior Secured Notes may designate and will maintain such qualifications in effect so long as required for the sale of the Senior Secured Notes. The Company will promptly advise the Holders of the Senior Secured Notes of the receipt by the Company of any notification with respect to the suspension of the qualification of the Senior Secured Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(b) The Company will not, and will not permit any of its Affiliates or any person acting on its or their behalf to, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Senior Secured Notes under the Securities Act.

(c) The Company will not, and will not permit any of its Affiliates or any person acting on its or their behalf to, engage in (i) any form of “general solicitation or general advertising” (within the meaning of Regulation D), or (ii) any “directed selling efforts” within the meaning of Regulation S under the Securities Act, in connection with any offer or sale of the Senior Secured Notes.

(d) So long as the Senior Secured Notes are outstanding, (i) the Senior Secured Notes shall not be listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system and (ii) the Company shall not be an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under Section 8 of the Investment Company Act, and, the Senior Secured Notes shall otherwise satisfy the eligibility requirements of Rule 144A(d)(3).

(e) Intentionally Omitted.

(f) The Company shall pay to the CDO Trustee, for distribution to Taberna, a cash payment in an amount equal to the accrued interest on the Exchanged Securities for the period commencing on July 30, 2011 and continuing through but excluding Closing Date, promptly after the Company receives the payment of such accrued interest on the Exchanged Securities for such period or such earlier date as it elects in its sole discretion, provided, however, in no event shall such payment be paid to the CDO Trustee later than December 31, 2011.

7. Payment of Expenses. In addition to the obligations agreed to by the Company under Section 2(c)(vii), the Company agrees to pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated, including all costs and expenses incident to (i) the authorization and issuance of the Senior Secured Notes and any taxes payable in connection therewith, (ii) the fees and expenses of counsel, accountants and any other experts or advisors retained by the Company and (iii) the fees and all reasonable expenses of Indenture Trustee and any other trustee or paying agent appointed under the Operative Documents, including the fees and disbursements of counsel for such trustees. The fees of the Indenture Trustee (excluding fees and disbursements of counsel) shall not exceed the amounts set forth in that certain Fee Agreement dated as of the date hereof between the Company and the Indenture Trustee, executed in connection with this Agreement and the New Indenture.

8. Indemnification. (a) The Company agrees to indemnify and hold harmless the Taberna Entities and their respective affiliates (other than the Company) and their successors and assigns (collectively, the “Indemnified Parties”), each person, if any, who controls any of the Indemnified Parties within the meaning of the Securities Act or the Exchange Act, and the

Indemnified Parties’ respective directors, officers, employees and agents against any and all losses, claims, damages or liabilities, joint or several, to which the Indemnified Parties may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any information or documents provided by or on behalf of the Company to the Indemnified Parties, (ii) any omission or alleged omission to state a material fact required to be stated or necessary to make the statements contained in any information provided by the Company to the Indemnified Parties, in light of the circumstances under which they were made, not misleading, (iii) the breach or alleged breach of any representation, warranty, or agreement of the Company contained herein, or (iv) the execution and delivery by the Company of the Operative Documents and the consummation of the transactions contemplated herein and therein, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b) Promptly after receipt by an Indemnified Party under this Section 8 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, promptly notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) above unless and to the extent that such failure results in the forfeiture by the indemnifying party of material rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraph (a) above. The Indemnified Parties shall be entitled to appoint counsel to represent the Indemnified Parties in any action for which indemnification is sought. An indemnifying party may participate at its own expense in the defense of any such action; provided, that counsel to the indemnifying party shall not (except with the consent of the Indemnified Party) also be counsel to the Indemnified Party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, unless an Indemnified Party elects to engage separate counsel because such Indemnified Party reasonably believes that a conflict of interest might result. An indemnifying party will not, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and/or its officers set forth in or made pursuant to this Agreement will remain in full force and effect and will survive the Exchange. The provisions of Sections 7 and 8 shall survive the termination or cancellation of this Agreement.

10. Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the parties hereto.

11. Notices. All communications hereunder will be in writing and effective only on receipt, and will be mailed, delivered by hand or courier or sent by facsimile and confirmed or by any other reasonable means of communication, including by electronic mail, to the relevant party at its address specified in Exhibit D.

12. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the parties hereto and the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 8 hereof and their successors, assigns, heirs and legal representatives, any right or obligation hereunder. None of the rights or obligations of the Company under this Agreement may be assigned, whether by operation of law or otherwise, without Taberna’s prior written consent. The rights and obligations of Taberna under this Agreement may be assigned by Taberna without the Company’s consent; provided, that the assignee assumes the obligations of Taberna under this Agreement and is an Eligible Pledgee.

13. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

14. Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

15. Counterparts and Facsimile. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Agreement may be executed by any one or more of the parties hereto by facsimile.

16. Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been entered into as of the date first written above.

COMPANY:

RAIT FINANCIAL TRUST

By:	/s/ James J. Sebra
Name:	James J. Sebra
Title:	SVP & CAO

(Signatures continue on the next page)

SIGNATURE PAGE TO EXCHANGE AGREEMENT

TABERNA, AS HOLDER OF THE EXCHANGED SECURITIES:

TABERNA PREFERRED FUNDING VIII, LTD.

By:	/s/ Karen Ellerbe
	Name:	Karen Ellerbe
	Title:	Director

SIGNATURE PAGE TO EXCHANGE AGREEMENT

EXHIBIT A

Description of Exchanged Securities

EXCHANGED SECURITIES

Name	Type	CUSIP	Original Par	Factor	Current Par
Duke Realty LP	Senior REIT Note	26441YAQ0	10,000,000	1.0000	10,000,000
HCP Inc.	Senior REIT Note	40414LAA7	6,500,000	1.0000	6,500,000
HRPT Properties Trust	Senior REIT Note	40426WAV3	5,000,000	1.0000	5,000,000
HRPT Properties Trust	Senior REIT Note	40426WAV3	5,000,000	1.0000	5,000,000
Hospitality Properties Trust	Senior REIT Note	44106MAN2	5,000,000	1.0000	5,000,000
Hospitality Properties Trust	Senior REIT Note	44106MAN2	2,500,000	1.0000	2,500,000
Realty Income Corporation	Senior REIT Note	756109AK0	5,000,000	1.0000	5,000,000
Realty Income Corporation	Senior REIT Note	756109AK0	1,000,000	1.0000	1,000,000
Simon Property Group LP	Senior REIT Note	828807BW6	1,000,000	1.0000	1,000,000
BACM 2007-4 CL AM	Senior CMBS	059513AG6	1,741,000	1.0000	1,741,000
CD 2005-CD1 CL AJ	Senior CMBS	12513EAK0	1,411,000	1.0000	1,411,000
CGCMT 2007-C6 CL AM	Senior CMBS	17311QBM1	812,500	1.0000	812,500
GCCFC 2006-GG7 CL AM	Senior CMBS	20173MAG5	593,000	1.0000	593,000
CSMC 2006-C1 CL AM	Senior CMBS	225470F99	420,000	1.0000	420,000
JPMCC 2006-LDP7 CL AJ	Senior CMBS	46628FAN1	5,000,000	1.0000	5,000,000
JPMCC 2007-CB20 CL AM	Senior CMBS	46631QAH5	2,500,000	1.0000	2,500,000
LBUBS 2006- C7 CL AM	Senior CMBS	50180CAF7	1,980,000	1.0000	1,980,000
MLMT 2006-C2 CL AJ	Senior CMBS	59022KAG0	5,000,000	1.0000	5,000,000
MLMT 2007-C1 CL AM	Senior CMBS	59025KAG7	3,700,000	1.0000	3,700,000
MLMT 2007-C1 CL AM	Senior CMBS	59025KAG7	324,000	1.0000	324,000
MSC 2006- HQ10 CL AM	Senior CMBS	61750HBA3	4,000,000	1.0000	4,000,000
MSC 2007-HQ11 CL A4	Senior CMBS	61751NAF9	8,400,000	1.0000	8,400,000
WBCMT 2006-C27 CL AM	Senior CMBS	92977QAG0	1,150,000	1.0000	1,150,000
BACM 2007-2 CL K	Mezzanine CMBS	059511BC8	5,000,000	0.8642	4,321,018

A-1

BSCMS 2007-PW15 CL F	Mezzanine CMBS	07388RAP2	3,000,000	1.0000	3,000,000
CD 2007-CD4 CL H	Mezzanine CMBS	12513YAS9	1,000,000	1.0000	1,000,000
CSMC 2007-C3 CL F	Mezzanine CMBS	22544QAP4	5,000,000	1.0000	5,000,000
JPMCC 2006-LDP8 CL H	Mezzanine CMBS	46629MAW5	250,000	1.0000	250,000
JPMCC 2007-LD11 CL F	Mezzanine CMBS	46631BAQ8	5,000,000	1.0000	5,000,000
LBCMT 2007-C3 CL F	Mezzanine CMBS	50177AAN9	5,000,000	1.0000	5,000,000
MLCFC 2007-5	Mezzanine CMBS	55312YAT9	4,000,000	1.0000	4,000,000
MSC 2007-HQ11 H	Mezzanine CMBS	61751NAR3	2,000,000	1.0000	2,000,000
WBCMT 2007-C32 CL F	Mezzanine CMBS	92978YAN0	5,000,000	1.0000	5,000,000
Anthracite CRE CDO 2006-HY3 Ltd.	CRE CDO Note	03703FAQ3	6,000,000	0.7834	4,700,157
ARMSS 2004-1A CL B	CRE CDO Note	03877VAB1	1,154,540	1.0000	1,154,540
ARMSS 2004-1A CL C	CRE CDO Note	03877VAC9	2,895,410	0.5481	1,587,101
ARMSS 2006-1A CL C	CRE CDO Note	03878CAE6	329,509	1.0000	329,509
ARMSS 2006-1A CL F	CRE CDO Note	03878CAH9	548,343	1.0000	548,343
ARMSS 2006-1A CL G	CRE CDO Note	03878CAJ5	1,722,039	1.0000	1,722,039
ARMSS 2006-1A CL H	CRE CDO Note	03878CAK2	1,760,737	1.0000	1,760,737
ARMSS 2005-1A CL F	CRE CDO Note	038927AF6	811,056	0.7576	614,487
ARMSS 2005-1A CL H	CRE CDO Note	038927AH2	1,419,348	0.7576	1,075,352
CBRE 2007-1A CL B	CRE CDO Note	1248MLAG8	5,030,675	1.0000	5,030,675
GKKRE 2007-1A CL A3	CRE CDO Note	38500XAC6	4,167,000	1.0000	4,167,000
GKKRE 2007-1A CL BFL	CRE CDO Note	38500XAD4	1,583,000	1.0000	1,583,000

A-2

EXHIBIT B-1

Form of Note 1

(See attached)

EXHIBIT B-2

Form of Note 2

(See attached)

Exhibit B-3

Form of Note 3

(See attached)

Exhibit B-4

Form of Note 4

(See attached)

Exhibit D

Notice Information

Taberna:

c/o Taberna Capital Management, LLC

2929 Arch Street, 17th Floor

Philadelphia, PA 19104

Attention: Mr. Ken Frappier

Facsimile: (215) 243-9039

e-mail: kfrappier@raitft.com

Company:

RAIT Financial Trust

Cira Center

2929 Arch Street, 17th Floor

Philadelphia, PA 19104

Attention: Raphael Licht

Facsimile: (215) 243-9039

e-mail: rlicht@raitft.com

D-1

SCHEDULE 1

List of Significant Subsidiaries

1.	RAIT Financial Trust

2.	RAIT Partnership, L.P.

3.	Taberna Realty Finance Trust

Sch. 1-1

ANNEX A

Reserved

Annex A-1

ANNEX B

Pursuant to Section 3(c) of the Agreement, Nixon Peabody LLP shall deliver an opinion to the effect that for U.S. federal income tax purposes, the Senior Secured Notes will constitute indebtedness of the Company.

In rendering such opinion, such counsel may (A) state that its opinion is limited to the federal laws of the United States, (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials and (C) make such other assumptions and exclusions as it deems reasonably necessary.

Annex B-1

ANNEX C

WILMINGTON TRUST, NATIONAL ASSOCIATION

Trustee’s Certificate

October 5, 2011

The undersigned, Wilmington Trust, National Association, as trustee (the “Trustee”), does hereby certify as follows:

1. The Indenture, dated as of October 5, 2011 (the “Indenture”), between RAIT Financial Trust, a Maryland real estate investment trust (the “Company”) and the Trustee, has been duly executed and validly delivered on behalf of the Trustee.

2. Pursuant to the provisions of Section 2.02 of the Indenture, the Trustee has, in accordance with the instructions of the Company, duly authenticated and delivered $100,000,000 aggregate principal amount of the Company’s Senior Secured Notes (the “Notes”).

3. Each person who, on behalf of the Trustee, executed the Indenture and the Certificate of Authentication on the Notes set forth thereon was at the time of such execution a duly elected or appointed officer of the Trustee authorized and empowered so to act and the signature of each such person appearing on each such document is genuine.

4. Attached hereto as Annex A is an Assistant Secretary’s Certificate of the Trustee which includes a true and correct copy of certain resolutions adopted by the Board of Directors of the Trustee evidencing the authority of the above-mentioned officer of the Trustee, which resolutions have not been amended and are in full force and effect on the date hereof and a copy of the Trustee’s Bylaws which contains provisions relating to the authority of the above-mentioned officer of the Trustee to execute indentures.

[Signature page follows.]

Annex C-1

Annex A to Certificate

WILMINGTON TRUST, NATIONAL ASSOCIATION

The undersigned, a duly appointed Assistant Secretary of Wilmington Trust, National Association, a national banking association (“WTNA”), DOES HEREBY CERTIFY as follows:

1. Each of the persons named on Exhibit A hereto has been duly elected or appointed and is duly qualified as an officer of WTNA on the date hereof, holding the office or offices set forth opposite his or her name, and the signature set forth opposite his or her name is a specimen of his or her genuine signature.

2. Attached hereto as Exhibit B is a true and correct copy of the Articles of Association of WTNA as in effect on the date hereof.

3. Attached hereto as Exhibit C is a true and correct copy of the By-Laws of WTNA as in effect on the date hereof.

4. Attached hereto as Exhibit D is a true and correct copy of a resolution adopted by unanimous written consent of the Board of Directors of WTNA on July 1, 2011. Such resolution has not been amended, modified, rescinded or revoked and is in full force and effect on the date hereof.

5. WTNA is an association existing and in good standing under the laws of the United States.

6. There is no proceeding pending or, to the best of my knowledge, threatened, for the dissolution or liquidation of WTNA.

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed as of this 5th day of October, 2011.

/s/ Jane Schweiger
Assistant Secretary

THE UNDERSIGNED, a Vice President of WTNA, does hereby certify that Timothy Mowdy is a duly appointed, duly qualified Assistant Secretary of WTNA, and that the signature above is his/her genuine signature.

IN WITNESS WHEREOF, I have hereunto set my hand as of the day and year written above.

/s/ Timothy P. Mowdy
Vice President

Annex C-1